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INDEX TO EXHIBITS

Exhibit No.                         Description
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   23                               Consent of Ernst & Young LLP


                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-75087, No. 33-19650 and No. 33-58565 of WSI Industries, Inc. on Form S-8 of our report, dated September 23, 1999 on the Financial Statements of Bowman Tool & Machining, Inc. for the Years Ended July 31, 1999 and 1998, appearing in this Current Report on Form 8-K/A of WSI Industries, Inc.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
October 18, 1999